EXHIBIT  32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ENHANCE SKIN PRODUCTS INC. (the "Company") on Form 10-Q for the quarter ended October 31, 2011, as filed with the  Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Samuel S Asculai, Chief Executive Officer of the Company, Certify,  pursuant  to 18 U.S.C.  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Dr. Samuel S. Asculai
Date: December 14, 2011		Dr. Samuel S. Asculai
Chief Executive Officer